Exhibit 4.44

Private & Confidential

Dated 11 July 2013

SECOND SUPPLEMENTAL AGREEMENT relating to a Loan of up to (originally) US$15,000,000 to AEGEAN BUNKERING SERVICES INC. provided by PIRAEUS BANK A.E.

Contents

Clause	Page

1	Definitions	4

2	Agreement of the Bank	5

3	Amendments to Principal Agreement	5

4	Representations and warranties	6

5	Conditions	8

6	Relevant Parties' confirmation	9

7	Expenses	9

8	Miscellaneous and notices	10

9	Applicable law	10

Schedule 1 Documents and evidence required as conditions precedent		11

THIS SECOND SUPPLEMENTAL AGREEMENT is dated 11 July 2013 and made BETWEEN:

(1)
AEGEAN BUNKERING SERVICES INC., a corporation incorporated under the laws of the Republic of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 as borrower (in such capacity the "Borrower") and as manager (in such capacity the "Manager");

(2)	AEGEAN SHIP III MARITIME COMPANY, a company incorporated under the laws of the Hellenic Republic having its registered office at Akti Kondili 10, 185 45 Piraeus, Greece (the "Aegean III Guarantor");

(3)	AEGEAN SHIP VIII MARITIME COMPANY, a company incorporated under the laws of the Hellenic Republic having its registered office at Akti Kondili 10, 185 45 Piraeus, Greece (the "Aegean VIII Guarantor");

(4)	AEGEAN SHIP XII MARITIME COMPANY, a company incorporated under the laws of the Hellenic Republic having its registered office at Akti Kondili 10, 185 45 Piraeus, Greece (the "Aegean XII Guarantor");

(5)
AMP MARITIME S.A., a corporation incorporated under the laws of the Republic of Liberia having its registered office at 80 Broad Street, Monrovia, Liberia (the "Aegean Champion Guarantor" and, together with the Aegean III Guarantor, the Aegean VIII Guarantor and the Aegean XII Guarantor, the "Owners");

(6)
AEGEAN MARINE PETROLEUM NETWORK INC., a corporation incorporated under the laws of the Republic of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the "AMPNI Guarantor"); and

(7)
PIRAEUS BANK A.E., a company incorporated under the laws of Greece having its registered office at 4 Amerikis, 105 64 Athens, Greece and acting for the purposes of this Agreement through its branch at 47-49 Akti Miaouli, Piraeus 185 36, Greece (the "Bank").

WHEREAS:

(A)
this Agreement is supplemental to a loan agreement dated 8 July 2008 (the "Original Agreement") made between the Bank as lender and the Borrower as borrower as amended, supplemented and restated by a supplemental agreement dated 29 June 2012 made between the Borrower, the Manager, the Owners, the AMPNI Guarantor and the Bank (the "First Supplemental Agreement" and, together with the Original Agreement, the "Principal Agreement"), pursuant to which the Bank agreed to make available (and has made available) to the Borrower a loan of up to Fifteen million Dollars ($15,000,000), for the purposes stated therein;

(B)
the Borrower has requested that (inter alia) the Bank agree to the revision of the terms for the repayment of the Loan on the terms set out in this Agreement and certain other amendments to the terms and conditions applicable to the Loan and the Principal Agreement and agreed to by the Borrower and the Bank; and

(C)	this Agreement sets out the terms and conditions upon which the Bank shall, at the request of the Borrower, provide its consent to the above amendments and other arrangements.

NOW IT IS HEREBY AGREED as follows:

1	Definitions

1.1	Defined expressions

Words and expressions defined in the Principal Agreement shall unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Agreement.

1.2	Definitions

In this Agreement, unless the context otherwise requires:

"Aegean III" means the motor vessel Aegean III, a 1990-built, 2,972 dwt double-hull oil tanker, registered in the ownership of the Aegean III Guarantor under the laws and flag of the Hellenic Republic under Official Number 11677;

"Aegean III Mortgage Addendum" means a second addendum to the Mortgage over Aegean III, executed or (as the context may require) to be executed by the Aegean III Guarantor in favour of the Bank, in such form as the Bank may require in its sole discretion;

"Aegean VIII" means the motor vessel Aegean VIII, a 1990-built, 2,972 dwt double-hull oil tanker, registered in the ownership of the Aegean VIII Guarantor under the laws and flag of the Hellenic Republic under Official Number 11708;

"Aegean VIII Mortgage Addendum" means a second addendum to the Mortgage over Aegean VIII, executed or (as the context may require) to be executed by the Aegean VIII Guarantor in favour of the Bank, in such form as the Bank may require in its sole discretion;

"Aegean XII" means the motor vessel Aegean XII, a 1979-built, 3,680 dwt double-hull oil tanker, registered in the ownership of the Aegean XII Guarantor under the laws and flag of the Hellenic Republic under Official Number 11772;

"Aegean XII Mortgage Addendum" means a second  addendum to the Mortgage over Aegean XII, executed or (as the context may require) to be executed by the Aegean XII Guarantor in favour of the Bank, in such form as the Bank may require in its sole discretion;

"Aegean Champion" means the motor vessel Aegean Champion, a 1991-built, 23,400 dwt double-hull tanker, registered in the ownership of the Aegean Champion Guarantor under the laws and flag of the Republic of Liberia with Official Number 14289;

"Aegean Champion Mortgage Addendum" means an addendum to the Mortgage over Aegean Champion, executed or (as the context may require) to be executed by the Aegean Champion Guarantor in favour of the Bank, in such form as the Bank may require in its sole discretion;

"Effective Date" means the date, no later than 11 July 2013, on which the Bank notifies the Borrower in writing that the Bank has received the documents and evidence specified in clause 5 and schedule 1 in a form and substance satisfactory to it;

"Loan Agreement" means the Principal Agreement as amended by this Agreement;

"Mortgage Addenda" means, together, the Aegean III Mortgage Addendum, the Aegean VIII Mortgage Addendum, the Aegean XII Mortgage Addendum and the Aegean Champion Mortgage Addendum and "Mortgage Addendum" means any of them;

"Relevant Documents" means, together, this Agreement, the Mortgage Addenda and any other document executed by any Relevant Party in connection with this Agreement and "Relevant Document" means any of them; and

"Relevant Parties" means the Borrower, the Owners, the Manager and the AMPNI Guarantor or, where the context so requires or permits, means any or all of them.

1.3	Principal Agreement

References in the Principal Agreement to "this Agreement" shall, with effect from the Effective Date and unless the context otherwise requires, be references to the Principal Agreement as amended by this Agreement and words such as "herein", "hereof", "hereunder", "hereafter", "hereby" and "hereto", where they appear in the Principal Agreement, shall be construed accordingly.

1.4	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.5	Construction of certain terms

Clauses 1.2 to 1.4 (inclusive) of the Principal Agreement shall apply to this agreement (mutatis mutandis) as if set out herein and as if references therein to "this Agreement" were references to this Agreement.

1.6	Third Party Rights

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

2	Agreement of the Bank

The Bank, relying upon the representations and warranties on the part of Relevant Parties contained in clause 4, agrees with the Borrower that, with effect on and from the Effective Date and subject to the terms and conditions of this Agreement and in particular, but without prejudice to the generality of the foregoing, fulfilment on or before 11 July 2013 of the conditions contained in clause 5 and schedule 1, the Bank agrees to:

(a) the revision of the repayment profile of the Loan on the terms and conditions set out in clause 3; and

(b) the amendments of the Principal Agreement in accordance with clause 3.

3	Amendments to Principal Agreement

3.1	Amendments

The Principal Agreement shall, with effect on and from the Effective Date, be (and it is hereby) amended in accordance with the following provisions and (as so amended) will continue to be binding upon the Bank and the Borrower in accordance with its terms as so amended:

3.1.1	by deleting the definition of "Margin" in clause 1.2 of the Principal Agreement in its entirety and by inserting in its place the following new definition of "Margin":

""Margin" means:

(a) from the date of this agreement and until 30 May 2012, one point two five per cent (1.25%) per annum;

(b) from 31 May 2012 and until 11 July 2013, four per cent (4%) per annum; and

(c) from 12 July 2013 and at all times thereafter, five point two five per cent (5.25%) per annum;";

3.1.2	by deleting the definition of "Repayment Date" in clause 1.2 of the Principal Agreement in its entirety and by inserting in its place the following new definition of "Repayment Date":

""Repayment Date" means 8 October 2013 and each of the dates falling at three (3) monthly intervals after 8 October 2013 up to and including the date falling twenty seven (27) months after 8 October 2013 and "Repayment Dates" means any or all of them;";

3.1.3	by inserting the words "the Second Supplemental Agreement," after the words "the Supplemental Agreement," in the definition of "Security Documents" in clause 1.2 of the Principal Agreement;

3.14	by inserting the following new definition of "Second Supplemental Agreement" in clause 1.2 of the Principal Agreement in the correct alphabetical order:

""Second Supplemental Agreement" means the agreement dated 11 July 2013 supplemental to this Agreement made between (inter alios) the borrower and the Bank;";

3.1.5	by deleting clause 4.1 of the Principal Agreement in its entirety and by inserting in its place the following new clause 4.1:

"4.1 Repayment

The outstanding amount of the Ldan as at the Effective Date (as defined in the Second Supplemental Agreement) is $4,412,121.20. The Borrower shall repay the amount of the Loan which is outstanding as at the Effective Date (as defined in the Second Supplemental Agreement) (namely, the amount of $4,412,121.20) by ten (10) repayment instalments, one such instalment to be repaid on each of the Repayment Dates. Subject to the provisions of this Agreement, the amount of each such instalment shall be Four hundred and forty one thousand two hundred and twelve Dollars and twelve cents ($441,212.12).";

3.1.6	by deleting the words "(including the balloon payment) in the second and third lines of clause 4.5.3 of the Principal Agreement in its entirety; and

3.1.7
by inserting after the words "or 8.3 of this Agreement" in the ninth line of clause 10.1.2 of the Principal Agreement the words "or clauses 5.3.2, 5.3.3, 5.3.4 and 5.3.5 of the Second Supplemental Agreement".

3.3	Continued force and effect

Save as amended and supplemented by this Agreement, the provisions of the Principal Agreement and the other Security Documents shall continue in full force and effect and the Principal Agreement and this Agreement shall be read and construed as one instrument.

4	Representations and warranties

4.1	Primary representations and warranties

Each of the Relevant Parties represents and warrants to the Bank that:

4.1.1	Existing representations and warranties

the representations and warranties set out in clause 7 of the Principal Agreement and clause 4 of each Corporate Guarantee were true and correct on the date of the Principal Agreement and each Corporate Guarantee, respectively, and are true and correct, including to the extent that they may have been or shall be amended by this Agreement, as if made at the date of this Agreement with reference to the facts and circumstances existing at such date;

4.1.2	Corporate power

each of the Relevant Parties has power to execute, deliver and perform its obligations under the Relevant Documents to which it is or is to be a party; all necessary corporate, shareholder and other action has been taken by each of the Relevant Parties to authorise the execution, delivery and performance of the Relevant Documents to which it is or is to be a party;

4.1.3	Binding obligations

the Relevant Documents to which it is or is to be a party constitute valid and legally binding obligations of each of the Relevant Parties enforceable in accordance with their terms;

4.1.4	No conflict with other obligations

the execution, delivery and performance of the Relevant Documents to which it is or is to be a party by each of the Relevant Parties will not (i) contravene any existing law, statute, rule or regulation or any judgment, decree or permit to which any of the Relevant Parties is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which any of the Relevant Parties is a party or is subject or by which it or any of its property is bound or (iii) contravene or conflict with any provision of the constitutional documents of any of the Relevant Parties or (iv) result in the creation or imposition of or oblige any of the Relevant Parties to create any Encumbrance (other than a Permitted Encumbrance) on any of the undertaking, assets, rights or revenues of any of the Relevant Parties;

4.1.5	No filings requires

save for the registration of each Mortgage Addendum with the relevant Registry, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the Relevant Documents that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to the Relevant Documents and each of the Relevant Documents is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

4.1.6	Choice of law

the choice of English law to govern the Relevant Documents (other than the Mortgage Addenda), the choice of Greek law to govern the Aegean III Mortgage Addendum, the Aegean VIII Mortgage Addendum and the Aegean XII Mortgage Addendum, the choice of Liberian law to govern the Aegean Champion Mortgage Addendum, and the submissions by the Relevant Parties to the non-exclusive jurisdiction of the English courts or (as the case may be) the courts of Piraeus, are valid and binding; and

4.1.7	Consents obtained

every consent, authorisation, licence or approval of, or registration or declaration to, governmental or public bodies or authorities or courts required by any of the Relevant Parties in connection with the execution, delivery, validity, enforceability or admissibility in evidence of the Relevant Documents to which it is or will become a party or the performance by any of the Relevant Parties of their respective obligations under such documents has been obtained or made and is in full force and effect and there has been no default in the observance of any conditions or restrictions (if any) imposed in, or in connection with, any of the same.

4.2	Repetition of representations and warranties

Each of the representations and warranties contained in clause 4.1 of this Agreement, clause 7 of the Loan Agreement and clause 4 of each Corporate Guarantee shall be deemed to be repeated by the Relevant Parties, on the Effective Date, as if made with reference to the facts and circumstances existing on such day.

5	Conditions

5.1	Documents and evidence

The agreement of the Bank referred to in clause 2 shall be subject to the receipt by the Bank or its duly authorised representative, on or before 11 July 2013, of the documents and evidence specified in schedule 1 in form and substance satisfactory to the Bank.

5.2	General conditions precedent

The agreement of the Bank referred to in clause 2 shall be further subject to:

5.2.1	the representations and warranties in clause 4 being true and correct on the Effective Date as if each was made with respect to the facts and circumstances existing at such time; and

5.2.2	no Default having occurred and continuing at the time of the Effective Date

5.3	Waiver of conditions precedent

5.3.1	The conditions specified in this clause 5 are inserted solely for the benefit of the Bank and may be waived by the Bank in whole or in part with or without conditions.

5.3.2
If the Borrower has not procured by the Effective Date (a) the execution and delivery by the Aegean Champion Guarantor to the Bank of the Aegean Champion Mortgage Addendum and (b) its registration with the relevant ship registry, the Borrower hereby undertakes with the Bank to procure (i) the execution and delivery by the Aegean Champion Guarantor to the Bank of the Aegean Champion Mortgage Addendum and (ii) its registration with the relevant ship registry, in each case by no later than 15 July 2013. Failure by the Borrower to do so by such time will be an Event of Default under the Principal Agreement.

5.3.3
If the Borrower has not procured by the Effective Date (a) the execution and delivery by the Aegean III Guarantor to the Bank of the Aegean III Mortgage Addendum and (b) its registration with the relevant ship registry, the Borrower hereby undertakes with the Bank to procure (i) the execution and delivery by the Aegean III Guarantor to the Bank of the Aegean III Mortgage Addendum and (ii) its registration with the relevant ship registry, in each case by no later than 15 July 2013. Failure by the Borrower to do so by such time will be an Event of Default under the Principal Agreement.

5.3.4
If the Borrower has not procured by the Effective Date (a) the execution and delivery by the Aegean VIII Guarantor to the Bank of the Aegean VIII Mortgage Addendum and (b) its registration with the relevant ship registry, the Borrower hereby undertakes with the Bank to procure (i) the execution and delivery by the Aegean VIII Guarantor to the Bank of the Aegean VIII Mortgage Addendum and (ii) its registration with the relevant ship registry, in each case by no later than 15 July 2013. Failure by the Borrower to do so by such time will be an Event of Default under the Principal Agreement.

5.3.5
If the Borrower has not procured by the Effective Date (a) the execution and delivery by the Aegean XII Guarantor to the Bank of the Aegean XII Mortgage Addendum and (b) its registration with the relevant ship registry, the Borrower hereby undertakes with the Bank to procure (i) the execution and delivery by the Aegean XII Guarantor to the Bank of the Aegean XII Mortgage Addendum and (ii) its registration with the relevant ship registry, in each case by no later than 15 July 2013. Failure by the Borrower to do so by such time will be an Event of Default under the Principal Agreement.

6	Relevant Parties' confirmation

6.1	Security Documents

Each of the Relevant Parties hereby confirm their consent to the amendments of the Principal Agreement as set out in clause 3, and to the other arrangements contained in this Agreement, and agree that:

6.1.1
each of the Security Documents to which it is a party, and its obligations thereunder, shall remain and continue in full force and effect notwithstanding the said amendments to the Principal Agreement, and the other arrangements contained in this Agreement;

6.1.2	its obligations under the relevant Security Documents to which it is a party includes any and all amounts owing by the Borrower under the Principal Agreement as amended by this Agreement; and

6.1.3
with effect from the Effective Date references to "the Agreement" or "the Loan Agreement" (or equivalent or similar references) in any of the Security Documents to which it is a party, shall henceforth be references to the Principal Agreement as amended and supplemented by this Agreement and as from time to time hereafter amended and shall also be deemed to include this Agreement and the obligations of the Borrower hereunder.

7	Fees and expenses

7.1	Restructuring fee

The Borrower shall pay to the Bank a fee of $30,000 on the date of this Agreement. The fee referred to in this clause 7.1 is non-refundable.

7.2	Expenses

The Borrower agrees to pay to the Bank on a full indemnity basis on demand all expenses (including legal and out-of-pocket expenses) incurred by the Bank:

7.2.1
in connection with the negotiation, preparation, execution and, where relevant, registration of this Agreement, the other Relevant Documents and of any amendment or extension of or the granting of any waiver or consent under this Agreement or the other Relevant Documents;

7.2.2
in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under this Agreement or the other Relevant Documents or otherwise in respect of the monies owing and obligations incurred under this Agreement and the other Relevant Documents, together with interest at the rate referred to in clause 3.4 of the Principal Agreement from the date on which such expenses were incurred to the date of payment (as well after as before judgment).

7.3	Value Added Tax

All expenses payable pursuant to this clause 7 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon. Any value added tax chargeable in respect of any services supplied by the Bank under this agreement shall, on delivery of the value added tax invoice, be paid in addition to any sum agreed to be paid hereunder.

7.4	Stamp and other duties

The Borrower agrees to pay to the Bank on demand all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by the Bank) imposed on or in connection with this Agreement and the other Relevant Documents and shall indemnify the Bank against any liability arising by reason of any delay or omission by the Borrower to pay such duties or taxes.

8	Miscellaneous and notices

8.1	Notices

The provisions of clause 16.1 of the Principal Agreement shall extend and apply to the giving or making of notices or demands hereunder as if the same were expressly stated herein and for this purpose any notices to be sent to the Relevant Parties or any of them hereunder shall be sent to the same address as the address indicated for the "Borrower" in the said clause 16.1.

8.2	Counterparts

This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument.

9	Applicable law

9.1	Law

This Agreement and any non-contractual obligations in connection with this Agreement are governed by, and shall be construed in accordance with, English law.

9.2	Submission to jurisdiction

Each of the Relevant Parties agrees, for the benefit of the Bank, that any legal action or proceedings arising out of or in connection with this Agreement (including any non-contractual obligations connected with this Agreement) against any of the Relevant Parties or any of its assets may be brought in the English courts. Each of the Relevant Parties irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Riches Consulting at present of Little Coombe, Longfield Road, Dorking, Surrey RH4 3DE, England to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Bank to take proceedings against any of the Relevant Parties in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. The parties further agree that only the Courts of England and not those of any other State shall have jurisdiction to determine any claim which any of the Relevant Parties may have against the Bank arising out of or in connection with this Agreement (including any non-contractual obligations connected with this Agreement).

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

Schedule 1
Documents and evidence required as conditions precedent

(referred to in clause 5.1)

1	Corporate authorisation

In relation to each of the Relevant Parties:

(a)	Constitutional documents

copies certified by an officer of each of the Relevant Parties, as a true, complete and up to date copies, of all documents which contain or establish or relate to the constitution of that party or a secretary's certificate confirming that there have been no changes or amendments to the constitutional documents certified copies of which were previously delivered to the Bank pursuant to the Principal Agreement;

(b)	Resolutions

copies of resolutions of each of its board of directors and its shareholders approving such of the Relevant Documents to which it is or is to be a party and the terms and conditions hereof and thereof and authorising the signature, delivery and performance of each such party's obligations thereunder, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Relevant Party as:

(A)	being true and correct;

(B)	being duly passed at meetings of the directors of such Relevant Party and of the shareholders of such Relevant Party each duly convened and held;

(C)	not having been amended, modified or revoked; and

(D)	being in full force and effect,

together with originals or certified copies of any powers of attorney issued by such Relevant Party pursuant to such resolutions; and

(c)	Certificate of incumbency

a list of directors and officers of each Relevant Party specifying the names and positions of such persons, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Relevant Party to be true, complete and up to date;

2	Consents

a certificate (dated no earlier than five (5) Banking Days prior to the date of this Agreement) from an officer of each of the Relevant Parties stating that no consents, authorisations, licences or approvals are necessary for such Relevant Party to authorise, or are required by each of the Relevant Parties or any other party in connection with, the execution, delivery, and performance of the Relevant Documents to which they are or will be a party;

3	Relevant Documents

each of the Relevant Documents duly executed;

4	Mortgage Addenda

evidence that each of the Mortgage Addenda has been executed and registered through the relevant Registry;

5	Liberian and Marshall Islands opinion

an opinion of Messrs Reeder & Simpson, special legal advisers on matters of Liberian and Marshall Islands law to the Bank;

6	Greek opinion

an opinion of Mr. John Charalampides, special legal adviser on matters of Greek law to the Bank;

7	Process agent

an original or certified true copy of a letter from the Relevant Parties' agent for receipt of service of proceedings accepting its appointment under this Agreement and each of the Relevant Documents in which it is or is to be appointed as the Relevant Parties' agent; and

8	Registration forms

such statutory forms duly signed by the Borrower and any other Relevant Party to the Relevant Documents as may be required by the Bank to perfect the security contemplated by the Relevant Documents.

EXECUTED as a DEED	)
by Y. Koumbiadou	)
for and on behalf of	)	/s/ Y. Koumbiadou
AEGEAN BUNKERING SERVICES INC.	)	Attorney-in-fact
as Borrower and as Manager	)
in the presence of:	)

/s/ N.A. Makris
Witness N.A. Makris
Name: Norton Rose Fulbright Greece
Address:
Occupation:

EXECUTED as a DEED	)
by A. Manitsas	)
for and on behalf of	)	/s/ A. Manitsas
AEGEAN SHIP III MARITIME COMPANY	)	Attorney-in-fact
as Owner	)
in the presence of:	)

/s/ N.A. Makris
Witness N.A. Makris
Name: Norton Rose Fulbright Greece
Address:
Occupation:

EXECUTED as a DEED	)
by A. Manitsas	)
for and on behalf of	)	/s/ A. Manitsas
AEGEAN SHIP VIII MARITIME COMPANY	)	Attorney-in-fact
as Owner	)
in the presence of:	)

/s/ N.A. Makris
Witness N.A. Makris
Name: Norton Rose Fulbright Greece
Address:
Occupation:

EXECUTED as a DEED	)
by A. Manitsas	)
for and on behalf of	)	/s/ A. Manitsas
AEGEAN SHIP XII MARITIME COMPANY	)	Attorney-in-fact
as Owner	)
in the presence of:	)

/s/ N.A. Makris
Witness N.A. Makris
Name: Norton Rose Fulbright Greece
Address:
Occupation:

EXECUTED as a DEED	)
by Y. Koumbiadou	)
for and on behalf of	)	/s/ Y. Koumbiadou
AMP MARITIME S.A.	)	Attorney-in-fact
as Owner	)
in the presence of:	)

/s/ N.A. Makris
Witness N.A. Makris
Name: Norton Rose Fulbright Greece
Address:
Occupation:

EXECUTED as a DEED	)
by Y. Koumbiadou	)
for and on behalf of	)	/s/ Y. Koumbiadou
AEGEAN MARINE PETROLEUM NETWORK INC.	)	Attorney-in-fact
as AMPNI Guarantor	)
in the presence of:	)

/s/ N.A. Makris
Witness N.A. Makris
Name: Norton Rose Fulbright Greece
Address:
Occupation:

EXECUTED as a DEED	)	/s/ G. Leotsakos
by G. Leotsakos	)	Attorney-in-fact
and by	)
for and on behalf of	)
PIRAEUS BANK A.E.	)	/s/ Ioannis Kouroglou
in the presence of:	)	Attorney-in-fact Ioannis Kouroglou
)

/s/ N.A. Makris
Witness N.A. Makris
Name: Norton Rose Fulbright Greece
Address:
Occupation: